Exhibit 99.15
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Johnson & Johnson Reports 2017 Fourth-Quarter Results:

2017 Fourth-Quarter Sales of $20.2 Billion Increased 11.5%; EPS was a Loss of $3.99
2017 Full-Year Sales of $76.5 Billion Increased 6.3%, Full-Year EPS was $0.47
Adjusted 2017 Fourth-Quarter EPS was $1.74, an Increase of 10.1%*, and
Adjusted 2017 Full-Year EPS was $7.30, an Increase of 8.5%*

Continued Sales Acceleration in Fourth Quarter
Strong 2017 Full-Year Adjusted EPS Growth of Approximately 8.5%*
Company Records Special Item Charge of Approximately $13.6 Billion Related to
Recently Enacted Tax Legislation

New Brunswick, N.J. (Jan. 23, 2018) - Johnson & Johnson (NYSE: JNJ) today announced sales of $20.2 billion for the fourth quarter of 2017, an increase of 11.5% as compared to the fourth quarter of 2016. Operational sales results increased 9.4% and the positive impact of currency was 2.1%. Domestic sales increased 9.8%. International sales increased 13.5%, reflecting operational growth of 9.0% and a positive currency impact of 4.5%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales for the fourth quarter of 2017 increased 4.2%, domestic sales increased 4.1% and international sales increased 4.3%.*
Worldwide sales for the full-year 2017 were $76.5 billion, an increase of 6.3% versus 2016. Operational results increased 6.0% and the positive impact of currency was 0.3%. Domestic sales increased 5.4%. International sales increased 7.4%, reflecting operational growth of 6.6% and a positive currency impact of 0.8%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales for the full-year 2017 increased 2.4%, domestic sales increased 1.6% and international sales increased 3.3%.*
Net loss and diluted loss per share for the fourth quarter of 2017 were $10.7 billion and $3.99, respectively. Fourth-quarter 2017 net loss included after-tax intangible amortization expense of approximately $0.9 billion and a net charge for after-tax special items of approximately $14.6 billion. Included in these special items is a provisional amount of approximately $13.6 billion associated with the recent enactment of tax legislation.** Fourth-quarter 2016 net earnings included after-tax intangible amortization expense of approximately $0.3 billion and a net charge for after-tax special items of approximately $0.3 billion. Excluding after-tax intangible amortization expense and special items, adjusted net earnings for the current quarter were $4.8 billion and adjusted diluted earnings per share were $1.74, representing increases of 9.5% and 10.1%, respectively, as compared to the same period in 2016.* On an operational basis, adjusted diluted earnings per share increased 5.7%.* A reconciliation of non-GAAP financial measures is included as an accompanying schedule.
Net earnings and diluted earnings per share for the full-year 2017 were $1.3 billion and $0.47, respectively. Full-year net earnings included after-tax intangible amortization expense of approximately $2.5 billion and a charge for after-tax special items of approximately $16.2 billion. Included in these special items is a provisional amount of approximately $13.6 billion associated with the recent enactment of tax legislation.** Full-year 2016 net earnings included after-tax intangible amortization expense of approximately $0.9 billion and a charge for after-tax special items of approximately $1.3 billion. Excluding after-tax intangible amortization expense and special items, adjusted net earnings for the full-year of 2017 were $20.0 billion and adjusted diluted earnings per share were $7.30, representing increases of 6.8% and 8.5%, respectively, as compared to the same period in 2016.* On an operational basis, adjusted diluted earnings per share also increased 7.6%.* A reconciliation of non-GAAP financial measures is included as an accompanying schedule.
"Johnson & Johnson delivered strong adjusted earnings per share growth of 8.5% and total shareholder return of greater than 24% in 2017, driven by the robust performance of our Pharmaceutical business, while continuing to make investments in acquisitions, innovation and strategic partnerships to accelerate growth in each of our businesses,” said Alex Gorsky, Chairman and Chief Executive Officer. “As we enter 2018 and look beyond, we are experiencing an incredible pace of change in health care. Johnson & Johnson is uniquely positioned to lead during this dynamic era and deliver innovative solutions for patients and consumers that drive sustainable, long-term growth. We are pleased with the passage of recent legislation modernizing the U.S. tax system, which enables Johnson & Johnson to invest in innovation at higher levels to help address the most challenging unmet medical needs facing health care today.”
Mr. Gorsky continued, “I want to thank all of our talented colleagues for their commitment, passion and dedication to transforming the lives of patients and consumers worldwide.”
The Company announced its 2018 full-year guidance for sales of $80.6 billion to $81.4 billion reflecting expected operational growth in the range of 3.5% to 4.5%. The Company also announced adjusted earnings guidance for full-year 2018 of $8.00 to $8.20 per share reflecting expected operational growth in the range of 6.8% to 9.6%.* Adjusted earnings guidance excludes the impact of after-tax intangible amortization expense and special items.
Segment Sales Performance
Worldwide Consumer sales of $13.6 billion for the full-year 2017 represented an increase of 2.2% versus the prior year, consisting of an operational increase of 1.3% and a positive impact from currency of 0.9%. Domestic sales increased 2.7%; international sales increased 1.9%, which reflected an operational increase of 0.4% and a positive currency impact of 1.5%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales decreased 0.5%, domestic sales decreased 0.7% and international sales decreased 0.3%*.
Worldwide operational results, excluding the net impact of acquisitions and divestitures, were negatively impacted by declines in the Baby Care and Oral Care businesses, mostly offset by growth in over-the-counter products, including TYLENOL® analgesics and upper respiratory products, and NEUTROGENA® beauty products.
Worldwide Pharmaceutical sales of $36.3 billion for the full-year 2017 represented an increase of 8.3% versus the prior year with an operational increase of 8.0% and a positive impact from currency of 0.3%. Domestic sales increased 6.7%; international sales increased 10.8%, which reflected an operational increase of 10.1% and a positive currency impact of 0.7%. Sales included the impact of the acquisition of Actelion Ltd. which was completed in June 2017 and contributed 4.2% to worldwide operational sales growth. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 4.2%, domestic sales increased 3.1% and international sales increased 5.8%.* Worldwide operational sales growth was negatively impacted by approximately 1.8 points due to a positive adjustment of U.S. rebate accruals in the first half of 2016, which did not repeat in the first half of 2017.

Worldwide operational results, excluding the net impact of acquisitions and divestitures, were driven by new products and the strength of core products. Strong growth in new products include DARZALEX® (daratumumab), for the treatment of patients with multiple myeloma, IMBRUVICA® (ibrutinib), an oral, once-daily therapy approved for use in treating certain B-cell malignancies, a type of blood or lymph node cancer and TREMFYA® (guselkumab), for the treatment of adults living with moderate to severe plaque psoriasis.
Additional contributors to operational sales growth included STELARA® (ustekinumab), a biologic for the treatment of a number of immune-mediated inflammatory diseases, INVEGA® SUSTENNA®/XEPLION®/TRINZA® (paliperidone palmitate), long-acting, injectable atypical antipsychotics for the treatment of schizophrenia in adults, ZYTIGA® (abiraterone acetate), an oral, once-daily medication for use in combination with prednisone for the treatment of metastatic, castration-resistant prostate cancer, and XARELTO® (rivaroxaban), an oral anticoagulant, partially offset by declines in REMICADE® (infliximab), a biologic approved for the treatment of a number of immune-mediated inflammatory diseases, due to biosimilar entrants.
During the quarter, the U.S. Food and Drug Administration (FDA) approved JULUCA® (rilpivirine and dolutegravir), the first, complete, single-pill, two-drug regimen for the treatment of human immunodeficiency virus type 1 (HIV-1) infection; a 10 mg once-daily dose of XARELTO® (rivaroxaban) for reducing the continued risk for recurrent venous thromboembolism after completing at least six months of initial anticoagulation therapy; and SIMPONI ARIA® (golimumab) for the treatment of adults with active psoriatic arthritis or active ankylosing spondylitis. The European Commission approved TREMFYA® (guselkumab) for the treatment of adults with moderate to severe plaque psoriasis and granted approval to broaden the existing marketing authorization for ZYTIGA® (abiraterone acetate) plus prednisone / prednisolone to include the treatment of newly-diagnosed high-risk metastatic hormone-sensitive prostate cancer.
Regulatory applications for approval were submitted to the FDA and European Medicines Agency to expand the current indication of DARZALEX® (daratumumab) for use in combination with bortezomib, melphalan and prednisone, as a treatment for newly diagnosed patients with multiple myeloma ineligible for autologous stem cell transplantation. In addition, a supplemental New Drug Application was submitted to the FDA for two new XARELTO® (rivaroxaban) vascular indications: reducing the risk of major cardiovascular (CV) events such as CV death, heart attack or stroke in patients with chronic coronary and/or peripheral artery disease (CAD/PAD), and for reducing the risk of acute limb ischemia in patients with PAD.
Also in the quarter, a worldwide collaboration and license agreement was executed with Legend Biotech, a subsidiary of GenScript Biotech Corporation, to develop, manufacture and commercialize a chimeric antigen receptor (CAR) T-cell therapy, LCAR-B38M, targeting BCMA for the treatment of multiple myeloma.
Worldwide Medical Devices sales of $26.6 billion for the full-year 2017 represented an increase of 5.9% versus the prior year consisting of an operational increase of 5.7% and a positive currency impact of 0.2%. Domestic sales increased 4.5%; international sales increased 7.1%, which reflected an operational increase of 6.7% and a positive currency impact of 0.4%. Sales included the impact of the acquisition of Abbott Medical Optics which contributed 4.5%, to worldwide operational sales growth. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 1.5%, domestic sales were flat and international sales increased 3.0%.*

Worldwide operational results, excluding the net impact of acquisitions and divestitures, were driven by electrophysiology products in the Cardiovascular business; endocutters and biosurgicals in the Advanced Surgery business; ACUVUE® contact lenses in the Vision Care business; and wound closure products in the General Surgery business, partially offset by declines in the Diabetes Care business and spine products in the Orthopaedics business.

About Johnson & Johnson
At Johnson & Johnson, we believe good health is the foundation of vibrant lives, thriving communities and forward progress. That’s why for more than 130 years, we have aimed to keep people well at every age and every stage of life. Today, as the world’s largest and most broadly-based health care company, we are committed to using our reach and size for good. We strive to improve access and affordability, create healthier communities, and put a healthy mind, body and environment within reach of everyone, everywhere. We are blending our heart, science and ingenuity to profoundly change the trajectory of health for humanity.

* Operational sales growth excluding the net impact of acquisitions and divestitures, as well as adjusted net earnings, adjusted diluted earnings per share and operational adjusted diluted earnings per share excluding after-tax intangible amortization expense and special items, are non-GAAP financial measures and should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Except for guidance measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying financial schedules of the earnings release and the Investor Relations section of the company’s website at www.investor.jnj.com. Johnson & Johnson does not provide GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments without unreasonable effort. These items are uncertain, depend on various factors, and could be material to Johnson & Johnson’s results computed in accordance with GAAP.

** The provisional estimates are based on the Company's initial analysis of the Tax Cuts and Jobs Act (the “Act”) as of January 18, 2018. Given the significant complexity of the Act, anticipated guidance from the U. S. Treasury about implementing the Act, and the potential for additional guidance from the Securities and Exchange Commission or the Financial Accounting Standards Board related to the Act, these estimates may be adjusted during 2018.

Johnson & Johnson will conduct a conference call with investors to discuss this news release today at 8:30 a.m., Eastern Time. A simultaneous webcast of the call for investors and other interested parties may be accessed by visiting the Johnson & Johnson website at www.investor.jnj.com. A replay and podcast will be available approximately two hours after the live webcast by visiting www.investor.jnj.com.
Copies of the financial schedules accompanying this press release are available at www.investor.jnj.com/historical-sales.cfm. These schedules include supplementary sales data, a condensed consolidated statement of earnings, reconciliations of non-GAAP financial measures, and sales of key products/franchises. Additional information on

Johnson & Johnson, including adjusted income before tax by segment, a pharmaceutical pipeline of selected compounds in late stage development and a copy of today’s earnings call presentation can be found on the company's website at www.investor.jnj.com.

NOTE TO INVESTORS CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position and business strategy. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to: economic and financial market factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; challenges to patents; the impact of patent expirations; the ability of the Company to successfully execute strategic plans, including restructuring plans; the impact of business combinations and divestitures; significant adverse litigation or government action, including related to product liability claims and allegations concerning opioid marketing practices; changes to applicable laws and regulations, including tax laws and global health care reforms; trends toward health care cost containment; changes in behavior and spending patterns of purchasers of health care products and services; financial instability of international economies and legal systems and sovereign risk; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; increased scrutiny of the health care industry by government agencies; and the potential failure to meet obligations in compliance agreements with government bodies. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended January 1, 2017, including under “Item 1A. Risk Factors,” its most recently filed Quarterly Report on Form 10-Q, including in the section captioned “Cautionary Note Regarding Forward-Looking Statements,” and the company's subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.investor.jnj.com, or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.